Exhibit 99.1

Varonis Announces First Quarter 2017 Financial Results

Total revenues of $40.4 million, up 33% year-over-year

License revenues of $19.2 million, up 38% year-over-year

NEW YORK, May 04, 2017 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq:VRNS), a leading provider of software solutions that protect data from insider threats and cyberattacks, today announced results for the first quarter ended March 31, 2017.

Yaki Faitelson, Varonis CEO, said, “I am pleased with our first quarter results. We saw solid contribution from both the US and Europe and strength across new and existing customers. With the Varonis Data Security Platform, we help companies take a more holistic and strategic approach to protecting the enterprise against insider threats, data breaches and cyberattacks by analyzing content, accessibility of data and the behavior of the people and machines that access data to alert on misbehavior, enforce a least privilege model and automate data management functions. The investments we have made across building awareness, driving adoption and innovation are working, and our focus on execution and consistently delivering against our stated goals is enabling us to deliver sustainable growth and drive leverage throughout the business."

Financial Highlights for the First Quarter Ended March 31, 2017

Revenues:

  Total revenues were $40.4 million, up 33% compared with the first quarter of 2016.
  License revenues were $19.2 million, up 38% compared with the first quarter of 2016.
  Maintenance and services revenues were $21.2 million, up 28% compared with the year-ago period.

Operating Loss:

  GAAP operating loss was ($11.0) million for the quarter, compared to ($10.8) million in the first quarter of 2016.
  Non-GAAP operating loss was ($6.2) million for the quarter, compared to ($8.1) million in the first quarter of 2016.

Net Loss:

  GAAP net loss was ($10.9) million, compared to GAAP net loss of ($10.4) million in the first quarter of 2016.
  GAAP net loss per basic and diluted share was ($0.40) in the first quarter of 2017 and 2016, based on 27.0 million and 26.1 million basic and diluted common shares outstanding, respectively.
  Non-GAAP net loss was ($6.1) million, compared to ($7.6) million in the first quarter of 2016.
  Non-GAAP net loss per basic and diluted share was ($0.23), compared to ($0.29) in the first quarter of 2016, based on 27.0 million and 26.1 million basic and diluted common shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three months ended March 31, 2017 and 2016. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of March 31, 2017, the Company had $121.3 million in cash and cash equivalents and short-term deposits compared with $113.8 million as of December 31, 2016.
  During the three months ended March 31, 2017, the Company generated $8.3 million in cash from operations.

Recent Business Highlights

  For the first quarter of 2017, total revenues in the United States increased 39% over the prior-year period to $24.4 million, total revenues from EMEA increased 26% over the prior-year period to $13.2 million, and total revenues from Rest of World increased 11% over the prior-year period to $2.7 million.
  Generated 53% of license and first year maintenance revenues from new customers and 47% from existing customers in the first quarter of 2017, compared to 63% and 37%, respectively, in prior-year period.
  Added 187 new customers during the first quarter of 2017.
  As of March 31, 2017, 49% of customers had purchased two or more product families, up from 45% as of March 31, 2016.
  Announced the upcoming release of the Varonis Automation Engine and new threat models within DatAlert and DatAlert Analytics Rewind, advanced forensic intelligence that allows customers to analyze past user and data activity. Automation Engine automatically finds and fixes some of the most dangerous file system security issues so that organizations are less vulnerable to attacks, more compliant and consistently enforcing a least privilege model.
  Received the Common Criteria Evaluation Assurance Level (EAL) 2+ certification for the Varonis data security platform that includes DatAdvantage, Data Classification Framework, DatAlert, Data Transport Engine v6.2.38.0 and DataPrivilege v6.0.113. Common Criteria is an internationally recognized security certification required by the U.S. and 26 other country governments around the globe seeking to procure commercial products.
  CRN®, a brand of The Channel Company, named the company's Senior Vice President of Worldwide Sales, Jim O'Boyle, to its prestigious list of 2017 Channel Chiefs. The executives on this annual list represent top leaders in the IT channel who excel at driving growth and revenue in their organizations through channel partners.
  Cited in Forrester's February 2017 report, “Market Overview: Data Classification for Security and Privacy,” among vendors that "have data classification capabilities in addition to data discovery and remediation capabilities."
  Included as a representative vendor in Gartner's 2017 Market Guide for Data-Centric Audit and Protection (DCAP) for the capabilities found within its Data Security Platform (DSP).

Financial Outlook

For the second quarter of 2017, Varonis expects revenues in the range of $47.0 million to $47.8 million, representing 22% to 24% year-over-year growth. The Company anticipates second quarter 2017 non-GAAP operating loss in the range of ($2.0) million to ($1.6) million and non-GAAP net loss per basic and diluted share in the range of ($0.09) to ($0.08), based on a tax provision of $0.3 million to $0.5 million and 27.2 million basic and diluted shares outstanding. Expectations of non-GAAP operating loss and non-GAAP net loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

For the full year 2017, Varonis now expects revenues in the range of $201.0 million to $204.0 million, representing 22% to 24% year-over-year growth. The Company now anticipates full year 2017 non-GAAP operating income of breakeven to $1.5 million and non-GAAP net income (loss) per basic and diluted share in the range of ($0.03) to $0.01, based on a tax provision of $1.4 million to $1.7 million and 27.2 million basic and 30.5 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

Conference Call and Webcast

Varonis will host a conference call today, May 4, 2017, at 5:00 p.m., Eastern Time, to discuss the Company’s first quarter 2017 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13659309. A replay of this conference call will be available through May 11, 2017 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13659309.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2017 and 2016, non-GAAP operating loss is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three months ended March 31, 2017 and 2016, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data security solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; and Varonis’ ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a leading provider of software solutions that protect data from insider threats and cyberattacks. Through its innovative Data Security Platform, Varonis allows organizations to analyze, secure, manage, and migrate their volumes of unstructured data. Varonis specializes in file and email systems that store valuable spreadsheets, word processing documents, presentations, audio and video files, emails, and text. This rapidly growing data often contains an enterprise's financial information, product plans, strategic initiatives, intellectual property, and confidential employee, customer or patient records. IT and business personnel deploy Varonis software for a variety of use cases, including data security, governance and compliance, user behavior analytics, archiving, search, and file synchronization and sharing. With offices and partners worldwide, Varonis had more than 5,500 customers as of March 31, 2017, spanning leading firms in financial services, healthcare, public, industrial, insurance, energy and utilities, media and entertainment, consumer and retail, technology and education sectors.

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2017	2016
	Unaudited
Revenues:
Licenses	$19,155	$13,844
Maintenance and services	21,225	16,626
Total revenues	40,380	30,470

Cost of revenues	4,672	3,496

Gross profit	35,708	26,974

Operating costs and expenses:
Research and development	10,409	8,837
Sales and marketing	30,811	24,364
General and administrative	5,513	4,562
Total operating expenses	46,733	37,763

Operating loss	(11,025)	(10,789)

Financial income, net	469	645

Loss before income taxes	(10,556)	(10,144)

Income taxes	(323)	(206)

Net loss	$(10,879)	$(10,350)

Net loss per share of common stock, basic and diluted	$(0.40)	$(0.40)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	26,951,205	26,117,073

Stock-based compensation expense for the three months ended March 31, 2017 and 2016 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2017	2016
	Unaudited	Unaudited

Cost of revenues	$227	$146
Research and development	1,130	665
Sales and marketing	2,059	1,175
General and administrative	988	638
	$4,404	$2,624

Payroll tax expense related to stock-based compensation for the three months ended March 31, 2017 and 2016 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2017	2016
	Unaudited	Unaudited

Cost of revenues	$33	$13
Research and development	15	8
Sales and marketing	319	63
General and administrative	35	14
	$402	$98

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2017	2016
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$51,070	$48,315
Short-term deposits	70,250	65,493
Trade receivables, net	27,466	53,861
Prepaid expenses and other current assets	7,792	3,650
Total current assets	156,578	171,319

Long-term assets:
Other assets	778	609
Property and equipment, net	10,786	9,910
Total long-term assets	11,564	10,519

Total assets	$168,142	$181,838

Liabilities and stockholders' equity
Current liabilities:
Trade payables	$1,582	$1,288
Accrued expenses and other short term liabilities	21,579	28,479
Deferred revenues	54,576	58,478
Total current liabilities	77,737	88,245

Long-term liabilities:
Deferred revenues	4,261	3,562
Severance pay	1,445	1,664
Other liabilities	5,429	5,628
Total long-term liabilities	11,135	10,854

Stockholders' equity:
Common stock	27	27
Accumulated other comprehensive income (loss)	1,645	(479)
Additional paid-in capital	197,237	189,335
Accumulated deficit	(119,639)	(106,144)
Total stockholders' equity	79,270	82,739
Total liabilities and stockholders' equity	$168,142	$181,838

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2017	2016
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(10,879)	$(10,350)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	622	497
Stock-based compensation	4,404	2,624
Changes in assets and liabilities:
Trade receivables	26,395	23,036
Prepaid expenses and other current assets	(2,497)	(648)
Trade payables	294	(1,910)
Accrued expenses and other short term liabilities	(6,421)	(4,580)
Severance pay	(219)	(4)
Deferred revenues	(3,203)	(2,702)
Other long term liabilities	(199)	(521)
Net cash provided by operating activities	8,297	5,442

Cash flows from investing activities:
Increase in short-term deposits	(4,757)	(250)
Increase in long-term deposits	(140)	-
Increase in restricted cash	(29)	(17)
Purchase of property and equipment	(1,498)	(722)
Net cash used in investing activities	(6,424)	(989)

Cash flows from financing activities:
Proceeds from employee stock plans, net	882	761
Net cash provided by financing activities	882	761

Increase in cash and cash equivalents	2,755	5,214
Cash and cash equivalents at beginning of period	48,315	49,241
Cash and cash equivalents at end of period	$51,070	$54,455

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
	Unaudited
Reconciliation to non-GAAP loss from operations:

GAAP operating loss	$(11,025)	$(10,789)

Add back:
Stock-based compensation expense	4,404	2,624
Payroll tax expenses related to stock-based compensation	402	98

Non-GAAP operating loss	$(6,219)	$(8,067)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(10,879)	$(10,350)

Add back:
Stock-based compensation expense	4,404	2,624
Payroll tax expenses related to stock-based compensation	402	98

Non-GAAP net loss	$(6,073)	$(7,628)

GAAP & Non-GAAP weighted average number shares used in computing net loss per share of common stock - basic and diluted	26,951,205	26,117,073

Non-GAAP net loss per share of common stock - basic and diluted	$(0.23)	$(0.29)
GAAP net loss per share of common stock - basic and diluted	$(0.40)	$(0.40)

Investor Relations Contact:
Staci Mortenson
ICR
646-706-7516
Email: investors@varonis.com

News Media Contacts:
Jennifer LuPiba
Varonis
614-338-9889
Email: jlupiba@varonis.com